Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	 Emerging Markets Fund (Series 1)
	Asia Fund (Series 2)
	Emerging Markets Great Consumer Fund (Series 5)
	Asia Great Consumer Fund (Series 6)
	Global Great Consumer Fund (Series 7)
	Global Dynamic Bond Fund (Series 8)



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended October 31, 2014 :

			            Distributions    Distribution
Class A:			     	 (000's)         per share


Emerging Markets Fund        		-		-
Asia Fund				-          	 -
Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		6	     $0.117316

Class C:

Emerging Markets Fund       		-		-
Asia Fund				-          		-
Emerging Markets
   Great Consumer Fund		-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		5	    $0.079553

Class I:

Emerging Markets Fund       		-	        -
Asia Fund				-   	       	-
Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		151	     $0.130392



 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at October 31, 2014:

 	 			NAV	  Shares Outstanding
   					                 (000's)

Class A:

Emerging Markets Fund       	10.14          	31
Asia Fund			12.85         	49
Emerging Markets
   Great Consumer Fund		12.83		1,841
Asia Great Consumer Fund	13.24 		148
Global Great Consumer Fund	14.24		75
Global Dynamic Bond Fund	10.30		55

Class C:

Emeriging Markets Fund       	9.82      	55
Asia Fund	     		12.47       	28
Emerging Markets
   Great Consumer Fund		12.44 		1,339
Asia Great Consumer Fund	12.84		165
Global Great Consumer Fund	13.95		60
Global Dynamic Bond Fund	10.27		62


Class I:

Emerging Markets Fund       	10.23         	1,335
Asia Fund	     		13.00        	996
Emerging Markets
   Great Consumer Fund		12.95		9,007
Asia Great Consumer Fund	13.36		2,165
Global Great Consumer Fund	14.31		823
Global Dynamic Bond Fund	10.31		1,078